UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2009

Date of Report (Date of earliest event reported)

MARQUEE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33344	77-0642885
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

920 Main Street, Kansas City, Missouri 64105
(Address, including zip code, of registrant’s principal executive offices)

(816) 221-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On May 26, 2009, AMC Entertainment Inc. (“AMCE”), a wholly-owned subsidiary of Marquee Holdings Inc. (the “Company”) announced its intent to offer through a private placement, $300 million aggregate principal amount of senior notes due 2019 (the “Notes”), subject to market and other conditions.  The press release related to the Notes is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this Report as Exhibit 99.2, which information is incorporated by reference herein.  This information, which has not been previously reported, is excerpted from a Preliminary Confidential Offering Circular that is being disseminated in connection with the Notes offering described above.

AMCE also announced today that it intends to commence a cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding $250 million aggregate principal amount of its 8 5/8% Senior Notes due 2012 (the “2012 Notes”) with the proceeds from its concurrent private placement described above.  In connection with the Tender Offer, AMCE is soliciting consents (“Consents”) from holders of the 2012 Notes to certain proposed amendments, which would eliminate substantially all of the restrictive covenants and certain events of default and reduce the required notice period contained in the optional redemption provision of the indenture, as amended from time to time, dated as of August 18, 2004, between AMCE, as successor by merger to Marquee Inc., and HSBC Bank USA, National Association, as trustee, pursuant to which the 2012 Notes were issued.

The press release related to the Tender Offer and the Consents is attached as Exhibit 99.3, and is incorporated herein by reference.

AMCE additionally announced that it intends to seek approval from its lenders to its Credit Agreement dated January 26, 2006 with Citicorp North America, Inc., as administrative agent, as amended, and the lenders party thereto, to extend the term of the senior secured credit facility.  The amendments, among other things, would: (i) extend the maturity of revolving commitments and revolving loans held by revolving lenders who consent to such extension; (ii) extend the maturity of term loans held by term lenders who consent to such extension; (iii) increase the interest rates payable to holders of extended revolving commitments, extended revolving loans and extended term loans; and  (iv) include certain other modifications to the senior secured credit facility in connection with the foregoing. There can be no assurance that the requisite lenders will agree to the requested amendments.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed herewith (furnished solely for purposes of Item 7.01 of this Form 8-K):

99.1         Press Release of AMCE Relating to the Notes Offering, dated May 26, 2009.

99.2         Disclosure regarding AMCE in connection with the distribution of the Preliminary Confidential Offering Circular for the Notes.

99.3         Press Release of AMCE Relating to the Tender Offer and the Consents, dated May 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQUEE HOLDINGS INC.

Date:	May 26, 2009	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release of AMCE Relating to the Notes, dated May 26, 2009.

99.2	Disclosure regarding AMCE in connection with the distribution of the Preliminary Confidential Offering Circular for the Notes.

99.3	Press Release of AMCE Relating to the Tender Offer and the Consents, dated May 26, 2009.